UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 9, 2012

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ACUITY BRANDS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-16583	58-2632672
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1170 Peachtree St., N.E., Suite 2400, Atlanta, GA	30309
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 404-853-1400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
On March 9, 2012, Acuity Brands, Inc. (the “Company”), announced to its employees the planned closing of its Cochran, Georgia production facility, which is expected to be principally completed by the end of the current fiscal year. The facility closing is a part of the Company's previously disclosed ongoing streamlining efforts to improve efficiencies and reduce costs, as well as to enhance customer service capabilities. The Company will transition production from the Cochran facility, which produces less than 10 percent of the Company's total sales, to various existing facilities in North America. Annualized pre-tax savings, due primarily to lower labor and manufacturing costs, are expected to be approximately $8 million. The savings are expected to be realized beginning in the first quarter of fiscal 2013 following the completion of the transfer of production and closure of the facility.
The Company expects to incur a pre-tax special charge of approximately $15 million associated with the planned facility closing of which approximately $5 million is expected to be recognized in the second quarter of fiscal 2012. The remaining portion of the pre-tax charge is forecasted to be recognized primarily during the second half of fiscal 2012. The pre-tax charge consists primarily of severance and employee-related costs, production transfer expenses, and non-cash asset impairments. Approximately $11 million of the pre-tax charge is anticipated to result in cash expenditures, most of which is expected to be paid in the second half of fiscal 2012.
The Company is currently in the process of finalizing certain aspects of the activities related to the closure of the facility, including union bargaining, which could require future adjustments to the aforementioned estimated costs, savings, and timing, however, the estimated costs are consistent with prior streamlining efforts.
Additionally, the Company recorded a special pre-tax charge of approximately $1 million during the second quarter of fiscal 2012 associated with a reduction in workforce primarily at its Spanish operations. The reduction in workforce is due to the decline in market conditions in Spain, which are not expected to rebound materially in the near future. The pre-tax charge consisted primarily of severance and other employee related costs. Annualized pre-tax savings related to the reduction in workforce are estimated to be $1 million and are expected to begin to be realized by the end of the third quarter of the current fiscal year.
This current report on Form 8-K contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating terms such as "expects," "believes," "intends," “estimates”, “forecasts,” "anticipates," “may,” “should”, and similar terms that relate to future events, performance, or results of the Company and specifically include statements made in this press release regarding the expected costs, savings, and timing of the closing of the Cochran facility as well as the reduction in workforce at its Spanish operations. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of Acuity Brands and management's present expectations or projections. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: March 9, 2012

ACUITY BRANDS, INC.

By:	/s/ Richard K. Reece
Richard K. Reece
Executive Vice President and Chief Financial Officer